Pacific City Financial Corporation Declares $0.03 Quarterly Cash Dividend

Los Angeles, California - November 19, 2018 - Pacific City Financial Corporation (the “Company”) (NASDAQ: PCB), the holding company of Pacific City Bank, announced that its Board of Directors, on November 16, 2018, declared a quarterly cash dividend on its common share of $0.03 per share. The dividend will be paid on or about December 14, 2018, to shareholders of record as of the close of business on November 30, 2018.

About Pacific City Financial Corporation

Pacific City Financial Corporation is the bank holding company for Pacific City Bank, a $1.66 billion asset bank, offering a full suite of commercial banking services through its wholly owned subsidiary, Pacific City Bank, a California state chartered bank, to small to medium-sized businesses, individuals and professionals, primarily in Southern California, and predominantly in Korean-American and other minority communities.

Contact:

Timothy Chang
Executive Vice President & Chief Financial Officer
213-210-2000

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